SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 27, 2003

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 333-66032	PG&E Corporation PG&E National Energy Group, Inc.	California Delaware	94-3234914 94-3316236

PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105		PG&E National Energy Group, Inc. 7600 Wisconsin Avenue Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

PG&E Corporation (415) 267-7000		PG&E National Energy Group, Inc. (301) 280-6800

(Registrant's telephone number, including area code)

Item 5. Other Events

            As previously disclosed, in 2002  PG&E National Energy Group, Inc. (PG&E NEG), a subsidiary of PG&E Corporation, reclassified the operations of its subsidiary, USGen New England, Inc., to discontinued operations.  Subsequent to the issuance of  PG&E NEG's 2002 consolidated financial statements, management discovered a misclassification of certain offsetting revenues and expenses between discontinued operations and continuing operations of PG&E NEG.

            PG&E NEG will revise its 2002 Form 10-K/A to reclassify certain offsetting revenues and expenses, which net to zero. The revision is strictly a reclassification of approximately $470 million of revenues and expenses from discontinued operations to continuing operations.  The reclassification will result in no change in PG&E NEG's operating income, net income, balance sheet or cash flow.   The only impact of the reclassification is an increase in operating revenues offset by an equal increase in operating expenses in its consolidated statements of operations.

            In addition, PG&E Corporation will similarly revise its 2002 Form 10-K/A to reflect these changes in revenues and expenses, which will result in no change in operating income, net income, balance sheet or cash flow.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

By:	BRUCE R. WORTHINGTON __________________________________________
BRUCE R. WORTHINGTON Senior Vice President and General Counsel

PG&E NATIONAL ENERGY GROUP, INC.
By:	THOMAS E. LEGRO __________________________________________
THOMAS E. LEGRO Vice President and Chief Accounting Officer

Dated:	June 27, 2003